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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF TARGETED GENETICS CORPORATION

Targeted Genetics Corporation had Two subsidiaries as of December 31, 2005, as follows:

Name of Subsidiary                  Jurisdiction of Incorporation
------------------                  -----------------------------
Genovo, Inc.                        Delaware
TGCF Manufacturing, Inc.            Washington